LIFE & ANNUITY DIVISION

[GREAT AMERICAN ICON]
GREAT AMERICAN(R)                                    P.O. Box 5420
FINANCIAL RESOURCES                                  Cincinnati, Ohio 45201-5420
                                                     www.gafri.com

                                                     SHIPPING ADDRESS:
                                                     580 Walnut Street, SL
                                                     Cincinnati, Ohio 45202


February 28,200l


Office of the General Counsel
INVESCO Variable Investment Funds, Inc.
INVESCO Funds Group, Inc.
P.0. Box 173706
Denver, Colorado 80217-3706


To the General Counsel:

Enclosed are two copies of an amended Schedule A to the Participation Agreement dated August 16, 1999, among INVESCO Variable Investment Funds, Inc., INVESCO Funds Group, Inc., and Great American Life Insurance Company of New York. This amended Schedule A reflects our agreement to add the following funds to GALIC of NY's Separate Account 1 variable annuity products as of 5/l/2001: INVESCO VIF -Dynamics Fund; INVESCO VIF -- Health Sciences Fund; INVESCO VIF -- Financial Services Fund; and INVESCO VIF -- Small Cap Growth Fund.

Further, this letter is to notify you of our intent not to offer the INVESCO VIF
- Total Return Fund through Separate Account 1. This change also is reflected in the amended Schedule A.

Please sign and date the amended Schedule, and return one copy of it to me in the enclosed envelope.


                                       Sincerely,

                                       /s/Thomas K. Liguzinski
                                       -----------------------
                                       Thomas K. Liguzinski
                                       Vice President


Our subsidiaries include:               Great American Life Insurance Company(R)
                                     Annuity Investors Life Insurance Company(R)
                                       Loyal American Life Insurance Company(SM)
                                     United Teacher Associates Insurance Company
                          Great American Life Assurance Company(R)of Puerto Rico